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Exhibit 4.01

SUBORDINATED INDENTURE

between

Brooke Corporation

and

Wells Fargo Bank Minnesota, N.A.,
as Trustee

Subordinated Debentures

Dated as of                , 2002

ii

iii

        THIS SUBORDINATED INDENTURE (this "Indenture") dated as of                , 2002, by and between Brooke Corporation, a Kansas corporation (the "Company") having its principal office at 10895 Grandview Drive, Suite 250, Overland Park, Kansas 66210, and Wells Fargo Bank Minnesota, N.A., a national banking association organized and existing under the laws of the United States of America, as Trustee hereunder (the "Trustee"), having a Corporate Trust Office at Sixth Street and Marquette, Minneapolis, MN 55479.

RECITALS OF THE COMPANY

        The Company deems it necessary to issue from time to time for its lawful purposes debt Securities (hereinafter called the "Debentures") in series evidencing its indebtedness and has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of the Debentures to be issued in one or more series as provided in this Indenture.

        All things necessary to make this Indenture a valid agreement of the Company in accordance with its terms have been done.

        NOW, THEREFORE THIS INDENTURE WITNESSETH:

        For and in consideration of the premises and the purchase of the Debentures by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Debentures, as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

        Section 1.01.    Definitions.    For all purposes of this Indenture, except as otherwise expressly provided unless the context otherwise requires:

          (a)  the terms defined in this Article I have the meanings assigned to them in this Article I, and include the plural as well as the singular;

          (b)  all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

          (c)  the words "herein, "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

        "Act" when used with respect to any Holder, has the meaning specified in Section 1.04.

        "Advance Interest" has the meaning specified in Section 10.01(a).

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting Debentures, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Authenticating Agent" means the Trustee or any other authenticating agent appointed by the Trustee pursuant to Section 6.11 to act on behalf of the Trustee to authenticate Debentures.

        "Authorized Newspaper" means a newspaper, printed in the English language or in an official language of the country of publication, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Whenever successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different Authorized Newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.

        "Bankruptcy Law" has the meaning specified in Section 5.01.

        "Board of Directors" means the board of directors of the Company, or any committee of that board duly authorized to act hereunder.

        "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

        "Business Day" when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Debentures, means, unless otherwise specified with respect to any Debentures pursuant to Section 3.01, any day, other than a Saturday or Sunday, that is not a day on which banking institutions in that Place of Payment or particular location are authorized or required by law, regulation or executive order to close.

        "Cede & Co." means Cede & Co., the nominee of DTC, and any successor nominee of DTC.

        "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after execution of this instrument such Commission is not existing and performing the duties now assigned to it under such Act, then the body performing such duties on such date.

        "Common Stock" means, with respect to any Person, all shares of capital stock issued by such Person other than any Preferred Stock.

        "Company" means the Person named as the "Company" in the first paragraph of this Indenture until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

        "Company Request" and "Company Order" mean, respectively, a written request or order signed in the name of the Company by its Chairman of the Board, the President, any Executive Vice President, any Senior Vice President or Vice President and by its Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, and delivered to the Trustee.

        "Conflicting Interest" shall have the meaning set forth in Section 310(b)(1) of the Trust Indenture Act of 1939, as amended.

        "Corporate Trust Office" means the office of the Trustee at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at Sixth Street and Marquette, MAC N9303-110, Minneapolis, MN 55479.

        "Corporation" includes corporations, associations, companies and business trusts.

        "Custodian" has the meaning specified in Section 5.01.

        "Debenture" has the meaning stated in the first recital of this Indenture and, more particularly, means any Debenture or Debentures of each series authenticated and delivered under this Indenture, the form of which is attached as Exhibit A.

        "Debenture Register" and "Debenture Registrar" have the respective meanings specified in Section 3.05.

        "Defaulted Interest" has the meaning specified in Section 3.07.

        "Dollar" or "$" means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

        "DTC" means The Depository Trust Company, New York, New York, and its successors and assigns.

        "Eligible Investments" means (a) interest-bearing time or money market deposits of financial institutions whose long-term unsecured debt obligations are rated at least (x) "AA-" (or its equivalent) by Fitch, (y) "Aa3" (or its equivalent) by Moody's and (z) at least "AA-" by Standard & Poor's, if the deposits are to be held in the account more than 30 days, including the Trustee if it has such ratings, (b) investments rated "A-1" or "P-1" by any nationally recognized statistical rating organization, or (c) money market funds registered under the Investment Company Act of 1940, as amended. Each investment described in clauses (a) and (b) of the preceding sentence shall, unless specifically provided otherwise herein, mature (or be at all times subject to liquidation and not restricted as to liquidation) no later than one Business Day before the Interest Payment Date next succeeding the date of investment.

        "Event of Default" has the meaning specified in Article V.

        "Fiscal Year" means the fiscal year of the Company, which begins on January 1, and ends on December 31 of the same calendar year.

        "GAAP" means generally accepted accounting principles, as in effect from time to time, as used in the United States applied on a consistent basis.

        "Global Debenture" means a security evidencing all or a part of a series of Debentures issued to and registered in the name of the depositary for such series, or its nominee, in accordance with Section 3.05, and bearing the legend prescribed in Section 2.03.

        "Government Obligations" means securities which are (a) direct obligations of the United States or the government which issued the Foreign Currency in which the Debentures of a particular series are payable, for the payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States or such government which issued the Foreign Currency in which the Debentures of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

        "Holder" means the Person in whose name a Debenture is registered in the Debenture Register.

        "Indenture" means this instrument as originally executed or as it may be supplemented or amended from time to time by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, and shall include the terms of particular series of Debentures established as contemplated by Section 3.01.

        "Interest" when used with respect to an Original Issue Discount Debenture which by its terms bears interest only after Maturity, means interest payable on or after Maturity and when used with respect to any other Debenture, means interest payable on an Interest Payment Date at the annual interest rate set forth in the Debenture.

        "Interest Payment Date" when used with respect to any Debenture, means, except as otherwise specified with respect to a series, semi-annually on            1 and            1 commencing on            1, 2003.

        "Maturity" when used with respect to any Debenture, means the date on which the principal of such Debenture or an installment of principal becomes due and payable as therein or herein provided,

whether at the Stated Maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise.

        "Officers' Certificate" means a certificate signed by the Chairman of the Board of Directors, the President, any Executive Vice President, any Senior Vice President or Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

        "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company or who may be an employee of or other counsel for the Company and who shall be satisfactory to the Trustee.

        "Original Issue Discount Debenture" means any Debenture which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02.

        "Outstanding" when used with respect to Debentures, means, as of the date of determination, all Debentures therefor authenticated and delivered under this Indenture, except:

          (a)  securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (b)  securities, or portions thereof, for whose payment or redemption (including repayment at the option of the Holder) money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Debentures; provided, however, that, if such Debentures are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

          (c)  securities, except to the extent provided in Sections 14.02 and 14.03, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article XIV;

          (d)  securities which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Debentures have been authenticated and delivered pursuant to this Indenture, other than any such Debentures in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Debentures are held by a bona fide purchaser in whose hands such Debentures are valid obligations of the Company; and

          (e)  securities converted into Common Stock or Preferred Stock pursuant to or in accordance with this Indenture if the terms of such Debentures provide for convertibility pursuant to Section 3.01;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Debentures have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders for quorum purposes, (i) the principal amount of an Original Issue Discount Debenture that may be counted in making such determination or calculation and that shall be deemed to be Outstanding for such purpose shall be equal to the amount of principal thereof that would be (or shall have been declared to be) due and payable, at the time of such determination, upon a declaration of acceleration of the maturity thereof pursuant to Section 5.02, and (ii) Debentures owned by the Company or of any other obligor upon the Debentures or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debentures which the Trustee knows to be so owned shall be so disregarded. Debentures owned as provided in clause (ii) above which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debentures and that the pledgee is not the Company or any other obligor upon the Debentures or any Affiliate of the Company or of such other obligor.

        "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Debentures on behalf of the Company.

        "Payment Account" means the account by that name established and maintained pursuant to Section 10.01(b).

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

        "Place of Payment" when used with respect to the Debentures of or within any series, means the place or places where the principal of (and premium, if any) and interest on such Debentures are payable as specified as contemplated by Sections 3.01 and 10.02.

        "Predecessor Debenture" of any particular Debenture means every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture; and, for the purposes of this definition, any Debenture authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Debenture.

        "Preferred Stock" means, with respect to any Person, all capital stock, if any, issued by such Person that are entitled to a preference or priority over any other capital stock issued by such Person with respect to any distribution of such Person's assets, whether by dividend or upon any voluntary or involuntary liquidation, dissolution or winding up.

        "Redemption Date" when used with respect to any Debenture to be redeemed, in whole or in part, means the Interest Payment Date fixed for such redemption by or pursuant to this Indenture.

        "Redemption Price" when used with respect to any Debenture to be redeemed, means, unless otherwise applicable with respect to a series, an amount equal to the principal balance of the Debenture plus accrued interest to the date of redemption.

        "Registered Debenture" shall mean any Debenture which is registered in the Debenture Register.

        "Regular Record Date" for the interest payable on any Interest Payment Date on the Registered Debentures of or within any series means the fifteenth day of the month preceding the calendar month in which such Interest Payment Date occurs or any other date specified for that purpose as contemplated by Section 3.01, whether or not a Business Day.

        "Repayment Date" means, when used with respect to any Debenture to be repaid at the option of the Holder, the date fixed for such repayment by or pursuant to this Indenture.

        "Responsible Officer" when used with respect to the Trustee, means the chairman or vice chairman of the board of directors, the chairman or vice chairman of the executive committee of the board of directors, the president, any vice president (whether or not designated by a number or a word or words added before or after the title "vice president"), the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge and familiarity with the particular subject.

        "Significant Subsidiary" means any Subsidiary which is a "significant subsidiary" (as defined in Article I, Rule 1-02 of Regulation S-X promulgated under the Securities Act of 1933, as amended) of the Company.

        "Special Record Date" for the payment of any Defaulted Interest on the Registered Debentures of or within any series means a date fixed by the Company pursuant to Section 3.07.

        "Stated Maturity" when used with respect to any Debenture or any installment of principal thereof or interest thereon, means the date specified in such Debenture representing such installment of interest as the fixed date on which the principal of such Debenture or such installment of principal or interest is due and payable.

        "Subsidiary" means a corporation a majority of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company. For the purposes of this definition, "voting stock" means stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

        "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended and as in force at the date as of which this Indenture was executed, except as provided in Section 9.05.

        "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder.

        "United States" means, unless otherwise specified with respect to any Debentures pursuant to Section 3.01, the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

        "Yield to Maturity" means the yield to maturity, computed at the time of issuance of a Debenture (or, if applicable, at the most recent redetermination of interest on such Debenture) and as set forth in such Debenture in accordance with generally accepted United States bond yield computation principles.

        Section 1.02. Compliance Certificates and Opinions .    Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel to the effect that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

        Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (including certificates delivered pursuant to Section 10.09) shall include:

          (a)  a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

          (b)  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c)  a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and

          (d)  a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

        Section 1.03. Form of Documents Delivered to Trustee.    In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion as to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

        Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, or a certificate or representations by counsel, unless such officer knows, or in the exercise of reasonable care should know, that the opinion, certificate or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such Opinion of Counsel or certificate or representations may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information as to such factual matters is in the possession of the Company, unless such counsel knows that the certificate, opinion or representations as to such matters are erroneous.

        Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

        Section 1.04. Acts of Holders .    Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of the Outstanding Debentures of all series or one or more series, as the case may be, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Debenture, shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company and any agent of the Trustee or the Company, if made in the manner provided in this Section 1.04.

        The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other reasonable manner which the Trustee deems sufficient.

        The ownership of Registered Debentures shall be proved by the Debenture Register. As to any matter relating to beneficial ownership interests in any Global Debenture, the appropriate depositary's records shall be dispositive for purposes of this Indenture.

        If the Company shall solicit from the Holders of Registered Debentures any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, in or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the

Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Debentures have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Debentures shall be computed as of such record date; provided, however, that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later then eleven months after the record date.

        Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Debenture shall bind every future Holder of the same Debenture and the Holder of every Debenture issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, any Debenture Registrar, any Paying Agent, any Authenticating Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Debenture.

        Section 1.05. Notices, Etc., To Trustee and Company.    Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

          (a)  the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at the address of its Corporate Trust Office specified in the first paragraph of this Indenture, Attention: Corporate Trust Department;

          (b)  the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this Indenture or at any other address previously furnished in writing to the Trustee by the Company, Attention: Chief Financial Officer (with a copy to the Company's general counsel); or

          (c)  either the Trustee or the Company, by the other party shall be sufficient for every purpose hereunder if given by facsimile transmission, receipt confirmed by telephone followed by an original copy delivered by guaranteed overnight courier; if to the Trustee at facsimile number (612) 667-2160; and if to the Company at facsimile number (913) 451-3183.

        Section 1.06. Notice to Holders; Waiver.    Where this Indenture provides for notice of any event to Holders of Registered Debentures by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each such Holder affected by such event, at his address as it appears in the Debenture Register, not later than the latest date, and not earlier than the earliest date, if any, prescribed for the giving of such notice. In any case where notice to Holders of Registered Debentures is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders of Registered Debentures given as provided herein. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

        If by reason of the suspension of or irregularities in regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification to Holders of Registered Debentures as shall be made with the approval of the Trustee shall constitute a sufficient notification to such Holders for every purpose hereunder.

        Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

        Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

        Section 1.07. Counterparts; Effect of Headings and Table of Contents.    This Indenture may be executed in any number of counterparts, each of which when executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

        Section 1.08. Successors and Assigns.    All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

        Section 1.09. Severability Clause.    In case any provision in this Indenture or in any Debenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        Section 1.10. Benefits of Indenture.    Nothing in this Indenture or in the Debentures, express or implied, shall give to any Person, other than the parties hereto, any Debenture Registrar, any Paying Agent, any Authenticating Agent and their successors hereunder and the Holders any benefit or any legal or equitable right, remedy or claim under this Indenture.

        Section 1.11. Governing Law.    This Indenture and the Debentures shall be governed by and construed in accordance with the law of the State of Kansas applicable to agreements made and to be performed therein.

        Section 1.12. Legal Holidays.    In any case where any Interest Payment Date, Redemption Date, Repayment Date, Stated Maturity or Maturity of any Debenture or the last date on which a Holder has the right to convert or exchange a Debenture shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or any Debenture other than a provision in the Debentures of any series which specifically states that such provision shall apply in lieu hereof), payment of interest or principal (and premium, if any) or conversion or exchange of such security need not be made at such Place of Payment on such date, but (except as otherwise provided in the supplemental indenture with respect to such Debenture) may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date, Repayment Date or at the Stated Maturity or Maturity, or on such last day of conversion or exchange; provided, that no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Repayment Date, Stated Maturity or Maturity, as the case may be.

        Section 1.13. Immunity of Stockholders, Directors, Officers and Agents of the Company. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Debenture, or because of any indebtedness evidenced thereby, shall be had against any past, present or future stockholder, employee, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Debentures by the Holders and as part of the consideration for the issue of the Debentures.

ARTICLE II

DEBENTURES TERMS

        Section 2.01. Forms of Debentures.    The Registered Debentures, if any, of each series shall be substantially in the form of Exhibit A hereto or in such other form as shall be established in one or more indentures supplemental hereto or approved from time to time by or pursuant to a Board Resolution in accordance with Section 3.01, shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or any indenture supplemental hereto, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Debentures may be listed, or to conform to usage.

        Subject to Section 3.04, the definitive Debentures shall be printed, lithographed or engraved, or produced by any combination of these methods, on a steel engraved border or steel engraved borders or mechanically reproduced on safety paper or may be produced in any other manner, all as determined by the officers of the Company executing such Debentures, as evidenced by their execution of such Debentures.

        Section 2.02. Form of Trustee's Certificate of Authentication.    Subject to Section 6.11, the Trustee's certificate of authentication shall be in substantially the following form:

        This is one of the Debentures of the series designated therein referred to in the within-mentioned Indenture.

, as Trustee
By
Authorized Signatory

        Section 2.03. Debentures Issuable in Global Form.    If Debentures of or within a series are issuable in the form of one or more Global Debentures, then, notwithstanding clause (h) of Section 3.01 and the provisions of Section 3.02, any such Global Debenture or Debentures may provide that it or they shall represent the aggregate amount of all Outstanding Debentures of such series (or such lesser amount as is permitted by the terms thereof) from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Debentures of such series represented thereby may from time to time be increased or decreased to reflect exchanges. Any endorsement of any Global Debenture to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Holders thereof, of Outstanding Debentures represented thereby shall be made by the Trustee in such manner or by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 3.03 or 3.04. Subject to the provisions of Section 3.03 and, if applicable, Section 3.04, the Trustee shall deliver and redeliver any Global Debenture in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. If a Company Order pursuant to Section 3.03 or 3.04 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Global Debenture shall be in writing but need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel.

        The provisions of the last sentence of Section 3.03 shall apply to any Debenture represented by a Global Debenture if such Debenture was never issued and sold by the Company and the Company delivers to the Trustee the Global Debenture together with written instructions (which need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Debentures represented thereby, together with the written statement contemplated by the last sentence of Section 3.03.

        Notwithstanding the provisions of Section 3.07, unless otherwise specified as contemplated by Section 3.01, payment of principal of and any premium and interest on any Global Debenture shall be made to the Person or Persons specified therein.

        Notwithstanding the provisions of Section 3.08 and except as provided in the preceding paragraph, the Company, the Trustee and any agent of the Company and the Trustee shall treat as the Holder of such principal amount of Outstanding Debentures represented by a permanent Global Debenture the Holder of such permanent Global Debenture in registered form.

        Any Global Debenture authenticated and delivered hereunder shall bear a legend in substantially the following form:

  This Debenture is a Global Debenture within the meaning set forth in the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Debenture is exchangeable for Debentures registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or its nominee to a successor Depositary or its nominee.

ARTICLE III

THE DEBENTURES

        Section 3.01. Amount Limited; Issuable in Series..    The aggregate principal amount of Debentures of all series which may be authenticated and delivered under this Indenture is limited to $10,000,000.

        The Debentures may be issued in one or more series. There shall be established in one or more Board Resolutions or pursuant to authority granted by one or more Board Resolutions and, subject to Section 3.03, set forth in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Debentures of any series:

          (a)  the title of the Debentures of the series (which shall distinguish the Debentures of such series from all other series of Debentures by alphabetical designation);

          (b)  any limit upon the aggregate principal amount of the Debentures of the series that may be authenticated and delivered under this Indenture (except for Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debentures of the series pursuant to Section 3.04, 3.05, 3.06, 9.06, 11.07 or 13.05);

          (c)  the date or dates, or the method by which such date or dates will be determined, on which the principal of the Debentures of the series shall be payable;

          (d)  the rate or rates at which the Debentures of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue or the method by which such date or dates shall be determined, the Interest Payment Dates on which such interest will be payable and the Regular Record Date, if any, for the interest payable on any Registered Debenture on any Interest Payment Date, or the method by which such date shall be determined, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

          (e)  the place or places where the principal of (and premium, if any), interest, if any, on Debentures of the series shall be payable, any Debentures of the series may be surrendered for registration of transfer, exchange or conversion (each to the extent applicable) and notices or demands to or upon the Company in respect of the Debentures of the series and this Indenture may be served;

          (f)    the period or periods within which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which Debentures of the series may be redeemed, in whole or in part, at the option of the Company, if the Company is to have the option;

          (g)  the obligation, if any, of the Company to redeem, repay or purchase Debentures of the series pursuant to any sinking fund or analogous provision or at the option of a Holder thereof, and the period or periods within which or the date or dates on which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which Debentures of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

          (h)  if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any Debentures of the series shall be issuable;

          (i)    if other than the Trustee, the identity of each Debenture Registrar, Authentication Agent and/or Paying Agent;

          (j)    the price (expressed as a percentage of the principal amount thereof or otherwise) at which the Debentures of the series will be issued and, if other than the principal amount thereof, the portion of the principal amount of Debentures of the series that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.02 or, if applicable, the portion of the principal amount of Debentures of the series that is convertible in accordance with the provisions of this Indenture, or the method by which such portion shall be determined;

          (k)  whether the amount of payments of principal of (and premium, if any) or interest, if any, on the Debentures of the series may be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices), and the manner in which such amounts shall be determined;

          (l)    whether the principal of (and premium, if any) or interest on the Debentures of the series are to be payable, at the election of the Company or a Holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such Debentures are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which such Debentures are denominated or stated to be payable and the currency or currencies, currency unit or units or composite currency or currencies in which such Debentures are to be so payable;

          (m)  provisions, if any, granting special rights to the Holders of Debentures of the series upon the occurrence of such events as may be specified and the provisions, if any, relating to the subordination of the Debentures of the series to other obligations of the Company;

          (n)  any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to Debentures of the series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein, and any change in the right of any trustee or any of the Holders to declare the principal amount of any such Debentures due and payable;

          (o)  the Person to whom any interest on any Registered Debenture of the series shall be payable, if other than the person in whose name that Debenture (or one or more Predecessor Debentures) is registered at the close of business on the Regular Record Date for such interest, and the extent to which, or the manner in which, any interest payable on a temporary Global Debenture on an Interest Payment Date will be paid if other than in the manner provided in Section 3.04;

          (p)  the applicability, if any, of Sections 14.02 and/or 14.03 to the Debentures of the series and any provisions in modification of, in addition to or in lieu of any of the provisions of Article XIV;

          (q)  if the Debentures of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Debenture of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

          (r)  the obligation, if any, of the Company to permit the conversion of the Debentures of such series into the Company's Common Stock or Preferred Stock, as the case may be, and the terms and conditions upon which such conversion shall be effected (including, without limitation, the initial conversion price or rate, the conversion period, any adjustment of the applicable conversion price and any requirements relative to the reservation of such shares for purposes of conversion) and applicable limitations on the ownership or transferability of the Common Stock or Preferred Stock into which such Debentures are convertible;

          (s)  the provisions, if any, relating to any security provided for the Debentures of the series;

          (t)    any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture); and

          (u)  the rate or rates at which the Debentures of the series shall bear Default Interest, or the method by which such rate or rates shall be determined, and the basis upon which Default Interest shall be calculated if other than that of a 360-day year of twelve 30-day months.

        All Debentures of any one series shall be substantially identical except, in the case of Registered Debentures, as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution (subject to Section 3.03) and set forth in such Officers' Certificate or in any such indenture supplemental hereto. All Debentures of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders, for issuances of additional Debentures of such series.

        If any of the terms of the Debentures of any series are established by action taken pursuant to one or more Board Resolutions, a copy of an appropriate record of such action(s) shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or before the delivery of the Officers' Certificate setting forth the terms of the Debentures of such series.

        Section 3.02.    Denominations.    The Debentures of each series shall be issuable in such denominations as shall be specified as contemplated by Section 3.01. With respect to Debentures of any series denominated in Dollars, in the absence of any such provisions with respect to the Debentures of any series, the Debentures of such series, other than Debentures issued in global form (which may be of any denomination), shall be issuable in denominations of $1,000 and any integral multiple thereof.

        Section 3.03.    Execution, Authentication, Delivery and Dating.    The Debentures shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Executive or Senior Vice Presidents, and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Debentures may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Debentures.

        Debentures bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices before the authentication and delivery of such Debentures or did not hold such offices at the date of such Debentures.

        At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Debentures of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Debentures, and the Trustee in accordance with the Company Order shall authenticate and deliver such Debentures.

        If all the Debentures of any series are not to be issued at one time and if the Board Resolution or supplemental indenture establishing such series shall so permit, such Company Order may set forth procedures acceptable to the Trustee for the issuance of such Debentures and determining the terms of particular Debentures of such series, such as interest rate or formula, maturity date, date of issuance and date from which interest shall accrue. In authenticating such Debentures, and accepting the additional responsibilities under this Indenture in relation to such Debentures, the Trustee shall be entitled to receive, and shall be fully protected in relying upon:

          (a)  an Opinion of Counsel stating that:

            (i)    the form or forms of such Debentures have been established in conformity with the provisions of this Indenture;

            (ii)  the terms of such Debentures have been established in conformity with the provisions of this Indenture; and

            (iii)  such Debentures, when completed by appropriate insertions and executed and delivered by the Company to the Trustee for authentication in accordance with this Indenture, authenticated and delivered by the Trustee in accordance with this Indenture and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization and other similar laws of general applicability relating to or affecting the enforcement of creditors' rights generally and to general equitable principles; and

          (b)  an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the issuance of the Debentures have been complied with and that, to the best of the knowledge of the signers of such certificate, no Event of Default with respect to any of the Debentures shall have occurred and be continuing.

        If such form or terms have been so established, the Trustee shall not be required to authenticate such Debentures if the issue of such Debentures pursuant to this Indenture will affect the Trustee's own rights, duties, obligations or immunities under the Debentures and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

        Notwithstanding the provisions of Section 3.01 and of the preceding paragraph, if all the Debentures of any series are not to be issued at one time, it shall not be necessary to deliver an Officers' Certificate otherwise required pursuant to Section 3.01 or a Company Order, or an Opinion of Counsel or an Officers' Certificate otherwise required pursuant to the preceding paragraph at the time of issuance of each Debenture of such series, but such order, opinion and certificates, with appropriate modifications to cover such future issuances, shall be delivered at or before the time of closing of each such series or the closing of any portion thereof.

        Each Registered Debenture shall be dated the date of its authentication.

        No Debenture shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Debenture a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Debenture shall be conclusive evidence, and the only evidence, that such Debenture has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Debenture (including a Global Debenture) shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Debenture to the Trustee for cancellation as provided in Section 3.09 together with a written statement (which need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel) stating that such Debenture has never been issued and sold by the Company, for all purposes of this Indenture such Debenture shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

        Section 3.04.    Temporary Debentures.    Pending the preparation of definitive Debentures of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Debentures which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Debentures in lieu of which they are issued, in registered form, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Debentures may determine, as conclusively evidenced by their execution of such Debentures. In the case of Debentures of any series, such temporary Debentures may be in global form.

        Except in the case of temporary Debentures (which shall be exchanged as otherwise provided herein or as otherwise provided in or pursuant to a Board Resolution), if temporary Debentures of any series are issued, the Company will cause definitive Debentures of that series to be prepared without unreasonable delay. After the preparation of definitive Debentures of such series, the temporary Debentures of such series shall be exchangeable for definitive Debentures of such series upon surrender of the temporary Debentures of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Debentures of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Debentures of the same series of authorized denominations. Until so exchanged, the temporary Debentures of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Debentures of such series.

        Section 3.05.    Registration, Registration of Transfer and Exchange.    The Company shall cause to be kept at the Corporate Trust Office of the Trustee or in any office or agency of the Company in a Place of Payment a register for each series of Debentures (the registers maintained in such office or in any such office or agency of the Company in a Place of Payment being herein sometimes referred to collectively as the "Debenture Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Debentures and of transfers of Debentures. The Debenture Register shall be in written form or any other form capable of being converted into written form within a reasonable time. The Trustee, at its Corporate Trust Office, is hereby initially appointed "Debenture Registrar" for the purpose of registering Debentures and transfers of Debentures on such Debenture Register as herein provided. If the Trustee shall cease to be Debenture Registrar, it shall have the right to examine the Debenture Register at all reasonable times.

        Subject to the provisions of this Section 3.05, upon surrender for registration of transfer of any Registered Debenture of any series at any office or agency of the Company in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Debentures of the same series, of any authorized denominations and of a like aggregate principal amount, bearing a number not contemporaneously outstanding, and containing identical terms and provisions.

        Subject to the provisions of this Section 3.05, at the option of the Holder, Debentures of any series may be exchanged for other Debentures of the same series, of any authorized denomination or denominations and of a like aggregate principal amount, containing identical terms and provisions, upon surrender of the Debentures to be exchanged at any such office or agency. Whenever any such Debentures are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Debentures which the Holder making the exchange is entitled to receive.

        Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 3.01, any permanent Global Debenture shall be exchangeable only as provided in this paragraph. If the depositary for any permanent Global Debenture is DTC, then, unless the terms of such Global

Debenture expressly permit such Global Debenture to be exchanged in whole or in part for definitive Debentures, a Global Debenture may be transferred, in whole but not in part, only to a nominee of DTC, or by a nominee of DTC to DTC, or to a successor to DTC for such Global Debenture selected or approved by the Company or to a nominee of such successor to DTC. If at any time DTC notifies the Company that it is unwilling or unable to continue as depositary for the applicable Global Debenture or Debentures or if at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, if so required by applicable law or regulation, the Company shall appoint a successor depositary with respect to such Global Debenture or Debentures. If (a) a successor depositary for such Global Debenture or Debentures is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such unwillingness, inability or ineligibility, (b) an Event of Default has occurred and is continuing and the beneficial owners representing a majority in principal amount of the applicable series of Debentures represented by such Global Debenture or Debentures advise DTC to cease acting as depositary for such Global Debenture or Debentures or (c) the Company, in its sole discretion, determines at any time that all Outstanding Debentures (but not less than all) of any series issued or issuable in the form of one or more Global Debentures shall no longer be represented by such Global Debenture or Debentures, then the Company shall execute, and the Trustee shall authenticate and deliver, definitive Debentures of like series, rank, tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Debenture or Debentures. If any beneficial owner of an interest in a permanent Global Debenture is otherwise entitled to exchange such interest for Debentures of such series and of like tenor and principal amount of another authorized form and denomination, as specified as contemplated by Section 3.01 and provided that any applicable notice provided in the permanent Global Debenture shall have been given, then without unnecessary delay but in any event not later than the earliest date on which such interest may be so exchanged, the Company shall execute, and the Trustee shall authenticate and deliver, definitive Debentures in aggregate principal amount equal to the principal amount of such beneficial owner's interest in such permanent Global Debenture. On or after the earliest date on which such interests may be so exchanged, such permanent Global Debenture shall be surrendered for exchange by DTC or such other depositary as shall be specified in the Company Order with respect thereto to the Trustee, as the Company's agent for such purpose; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Debentures to be redeemed and ending on the relevant Redemption Date if the Debenture for which exchange is requested may be among those selected for redemption. If a Registered Debenture is issued in exchange for any portion of a permanent Global Debenture after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date or (ii) any Special Record Date and the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Debenture, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such permanent Global Debenture is payable in accordance with the provisions of this Indenture.

        All Debentures issued upon any registration of transfer or exchange of Debentures shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debentures surrendered upon such registration of transfer or exchange.

        Every Registered Debenture presented or surrendered for registration of transfer or for exchange or redemption shall (if so required by the Company or the Debenture Registrar) be duly endorsed, or be accompanied by a written instrument of transfer (including evidence of title and identity) in form satisfactory to the Company, the Trustee, the Company's designated agent (if any) and the Debenture Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

        No service charge shall be made for any registration of transfer or exchange of Debentures, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Debentures, other than exchanges pursuant to Section 3.04, 9.06, 11.07 or 13.05 not involving any transfer.

        The Company or the Trustee, as applicable, shall not be required to (a) issue, register the transfer of or exchange any Debenture if such Debenture may be among those selected for redemption during a period beginning at the opening of business 15 days before date of mailing of the relevant notice of redemption and ending at the close of business on the date of the mailing of the relevant notice of redemption, or (b) register the transfer of or exchange any Registered Debenture so selected for redemption in whole or in part, except, in the case of any Registered Debenture to be redeemed in part, the portion thereof not to be redeemed, or (c) issue, register the transfer of or exchange any Debenture which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Debenture not to be so repaid.

        Section 3.06.    Mutilated, Destroyed, Lost and Stolen Debentures.    If any mutilated Debenture is surrendered to the Trustee or the Company, together with, in proper cases, such security or indemnity as may be required by the Company or the Trustee to save each of them or any agent of either of them harmless, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Debenture of the same series and principal amount, containing identical terms and provisions and bearing a number not contemporaneously outstanding appertaining to the surrendered Debenture.

        If there shall be delivered to the Company and to the Trustee (a) evidence to their satisfaction of the destruction, loss or theft of any Debenture and (b) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Debenture has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Debenture a new Debenture of the same series and principal amount, containing identical terms and provisions and bearing a number not contemporaneously outstanding appertaining to such destroyed, lost or stolen Debenture.

        Notwithstanding the provisions of the previous two paragraphs, in case any such mutilated, destroyed, lost or stolen Debenture has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Debenture appertaining to such destroyed, lost or stolen Debenture, pay such Debenture.

        Upon the issuance of any new Debenture under this Section 3.06, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

        Every new Debenture of any series issued pursuant to this Section 3.06 in lieu of any destroyed, lost or stolen Debenture, shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debenture shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debentures of that series duly issued hereunder.

        The provisions of this Section 3.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures.

        Section 3.07.    Payment of Interest; Interest Rights Reserved.    Except as otherwise specified with respect to a series of Debentures in accordance with the provisions of Section 3.01, interest on any Registered Debenture that is payable, and is punctually paid or duly provided for, on any Interest

Payment Date shall be paid to the Person in whose name that Debenture (or one or more Predecessor Debentures) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 10.02; provided, however, that each installment of interest on any Registered Debenture may at the Company's option be paid by (a) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 3.08, to the address of such Person as it appears on the Debenture Register or (b) wire transfer to an account maintained by the payee located inside the United States.

        Unless otherwise provided as contemplated by Section 3.01, every permanent Global Debenture will provide that interest, if any, payable on any Interest Payment Date will be paid to DTC with respect to that portion of such permanent Global Debenture held for its account by Cede & Co for the purpose of permitting such party to credit the interest received by it in respect of such permanent Global Debenture to the accounts of the beneficial owners thereof.

        Except as otherwise specified with respect to a series of Debentures in accordance with the provisions of Section 3.01, any interest on any Registered Debenture of any series that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election, in each case as provided in clause (a) or (b) below:

          (a)  The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Debentures of such series (or their respective Predecessor Debentures) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Registered Debenture of such series and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money in the currency or currencies, currency unit or units or composite currency or currencies in which the Debentures of such series are payable (except as otherwise specified pursuant to Section 3.01 for the Debentures of such series) equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Debentures of such series at his address as it appears in the Debenture Register not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in an Authorized Newspaper in each Place of Payment, but such publications shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Debentures of such series (or their respective Predecessor Debentures) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

          (b)  The Company may make payment of any Defaulted Interest on the Debentures of any series in any other lawful manner not inconsistent with the requirements of any Debentures exchange on which such Debentures may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee or the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

        Subject to the foregoing provisions of this Section 3.07 and Section 3.05, each Debenture delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Debenture shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debenture.

        Section 3.08.    Persons Deemed Owners.    Prior to due presentment of a Registered Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Registered Debenture is registered as the owner of such Debenture for the purpose of receiving payment of principal of (and premium, if any), and (subject to Sections 3.05 and 3.07) interest on, such Registered Debenture and for all other purposes whatsoever, whether or not such Registered Debenture be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary. All such payments so made to any such Person, or upon such Person's order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for money payable upon any such Debenture.

        No Holder of any beneficial interest in any Global Debenture held on its behalf by a depositary shall have any rights under this Indenture with respect to such Global Debenture and such depositary shall be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Debenture for all purposes whatsoever. None of the Company, the Trustee, any Paying Agent or the Debenture Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Debenture or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        Notwithstanding the foregoing, with respect to any Global Debenture, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any depositary, as a Holder, with respect to such Global Debenture or impair, as between such depositary and owners of beneficial interests in such Global Debenture, the operation of customary practices governing the exercise of the rights of such depositary (or its nominee) as Holder of such Global Debenture.

        Section 3.09.    Cancellation.    All Debentures surrendered for payment, redemption, repayment at the option of the Holder, registration of transfer or exchange or conversion or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Debentures and Debentures surrendered directly to the Trustee for any such purpose shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Debentures previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Debentures previously authenticated hereunder which the Company has not issued and sold, and all Debentures so delivered shall be promptly cancelled by the Trustee. If the Company shall so acquire any of the Debentures, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Debentures unless and until the same are surrendered to the Trustee for cancellation. No Debentures shall be authenticated in lieu of or in exchange for any Debentures cancelled as provided in this Section 3.09, except as expressly permitted by this Indenture. Cancelled Debentures held by the Trustee shall be destroyed by the Trustee and the Trustee shall deliver a certificate of such destruction to the Company, unless the Trustee is otherwise directed by a Company Order.

        Section 3.10.    Computation of Interest.    Except as otherwise specified as contemplated by Section 3.01 with respect to Debentures of any series, interest on the Debentures of each series shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

ARTICLE IV

SATISFACTION AND DISCHARGE

        Section 4.01.    Satisfaction and Discharge of Indenture.    This Indenture shall upon Company Request cease to be of further effect with respect to any series of Debentures specified in such Company Request (except as to any surviving rights of registration of transfer or exchange of Debentures of such series herein expressly provided for, and the Trustee, upon receipt of a Company Order, and at the expense of the Company, shall execute instruments in form and substance satisfactory to the Trustee and the Company acknowledging satisfaction and discharge of this Indenture as to such series when

          (a)  either:

            (i)    all Debentures of such series theretofore authenticated and delivered have been delivered to the Trustee for cancellation; or

            (ii)  all Debentures of such series delivered to the Trustee for cancellation:

              (A)  have become due and payable;

              (B)  will become due and payable at their Stated Maturity within one year; or

              (C)  if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company;

          and the Company, in the case of (A), (B) or (C) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount in the currency or currencies, currency unit or units or composite currency or currencies in which the Debentures of such series are payable, sufficient to pay and discharge the entire indebtedness on such Debentures not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest, to the date of such deposit (in the case of Debentures which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

          (b)  the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (c)  the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series have been complied with.

        Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee and any predecessor Trustee under Section 6.06, the obligations of the Company to any Authenticating Agent under Section 6.11 and, if money shall have been deposited with and held by the Trustee pursuant to clause (ii) of this Section 4.01, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive.

        Section 4.02.    Application of Trust Funds.    Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Debentures and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto of the principal (and premium, if any) and any interest for whose payment such money has been deposited with or received by the Trustee, but such money need not be segregated from other funds except to the extent required by law.

ARTICLE V

REMEDIES

        Section 5.01.    Events of Default.    "Event of Default," wherever used herein with respect to any particular series of Debentures and except as otherwise specified with respect to a series pursuant to Section 3.01, means any one of the following events (whatever the reason for such Event of Default and whether or not it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a)  default in the payment of any interest upon any Debenture of that series when such interest becomes due and payable, and the continuance of such default for a period of     days;

          (b)  default in the payment of the principal of (or premium, if any, on) any Debenture of that series when it becomes due and payable at its Maturity and the continuance of such default for a period of     days;

          (c)  default in the deposit of any sinking fund payment, when and as due by the terms of any Debenture of that series;

          (d)  default in the performance, or breach, of any covenant or warranty of the Company set forth in this Indenture with respect to any Debenture of that series (other than a covenant or warranty a default in the performance of which or the breach of which is elsewhere in this Section 5.01 specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least    % in principal amount of the Outstanding Debentures of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (e)  the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

            (i)    commences a voluntary case;

            (ii)  consents to the entry of an order for relief against it in an involuntary case;

            (iii)  consents to the appointment of a Custodian of it or for all or substantially all of its property; or

            (iv)  makes a general assignment for the benefit of its creditors; or

          (f)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

            (i)    is for relief against the Company or any Significant Subsidiary in an involuntary case;

            (ii)  appoints a Custodian of the Company or any Significant Subsidiary or for all or substantially all of either of their property; or

            (iii)  orders the liquidation of the Company or any Significant Subsidiary and the order or decree remains unstayed and in effect for 90 days; or

          (g)  any other Event of Default provided with respect to Debentures of that series.

        As used in this Section 5.01, the term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors and the term "Custodian" means any receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

        Section 5.02. Acceleration of Maturity; Rescission and Annulment.    If an Event of Default with respect to Debentures of any series at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debentures of that series may declare the principal amount (or, if Debentures of that series are Original Issue Discount Debentures or Indexed Debentures, such portion of the principal as may be specified in the terms thereof) of all the Debentures of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal or specified portion thereof shall become immediately due and payable.

        At any time after such a declaration of acceleration with respect to Debentures of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article V provided, the Holders of a majority in principal amount of the Outstanding Debentures of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration of acceleration and its consequences if:

          (a)  the Company has paid or deposited with the Trustee a sum sufficient to pay in the currency in which the Debentures of such series are payable (except as otherwise specified pursuant to Section 3.01 for the Debentures of such series):

            (i)    all overdue installments of interest on and payable in respect of all Outstanding Debentures of that series;

            (ii)  the principal of (and premium, if any, on) any Outstanding Debentures of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by or provided for in such Debentures;

            (iii)  to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate or rates borne by or provided for in such Debentures; and

            (iv)  all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

          (b)  all Events of Default with respect to Debentures of that series, other than the nonpayment of the principal of (or premium, if any) or interest on Debentures of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

        No such rescission shall affect any subsequent default or impair any right consequent thereon.

        Section 5.03. Collection of Indebtedness and Suits for Enforcement by Trustee.    The Company covenants that if:

          (a)  default is made in the payment of any installment of interest on any Debenture of any series when such interest becomes due and payable and such default continues for a period of 30 days; or

          (b)  default is made in the payment of the principal of (or premium, if any, on) any Debenture of any series at its Maturity,

then the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Debentures of such series, the whole amount then due and payable on such Debentures for principal (and premium, if any) and interest, with interest upon any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installments of interest at the rate or rates borne by or provided for in such Debentures, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

        If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as Trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Debentures of such series and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Debentures of such series, wherever situated.

        If an Event of Default with respect to Debentures of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Debentures of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

        Section 5.04. Trustee May File Proofs of Claim.    In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Debentures or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Debentures of any series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

          (a)  to file and prove a claim for the whole amount, or such lesser amount as may be provided for in the Debentures of such series, of principal (and premium, if any) and interest owing and unpaid in respect of the Debentures and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel) and of the Holders allowed in such judicial proceeding; and

          (b)  to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder of Debentures of such series to make such payments to the Trustee, and if the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and any predecessor Trustee, their agents and counsel, and any other amounts due the Trustee or any predecessor Trustee under Section 6.06.

        Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Debenture any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Debenture in any such proceeding.

        In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Debentures, and it shall not be necessary to make any Holders of the Debentures parties to any such proceedings.

        Section 5.05. Trustee May Enforce Claims Without Possession of Debentures.    All rights of action and claims under this Indenture or any of the Debentures may be prosecuted and enforced by the Trustee without the possession of any of the Debentures or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, be for the ratable benefit of the Holders of the Debentures in respect of which such judgment has been recovered.

        Section 5.06. Application of Money Collected.    Any money collected by the Trustee pursuant to this Article V shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Debentures, or both, as the case may be, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST, to the payment of all amounts due the Trustee and any predecessor Trustee under Section 6.06;

          SECOND, to the payment of the amounts then due and unpaid upon the Debentures for the principal (and premium, if any) and interest payable, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Debentures for principal (and premium, if any) and interest, respectively; and

          THIRD, to the payment of the remainder, if any, to the Company.

        Section 5.07. Limitation on Suits.    No Holder of any Debenture of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (a)  such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Debentures of that series;

          (b)  the Holders of not less than 25% in principal amount of the Outstanding Debentures of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (c)  such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

          (d)  the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (e)  no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Debentures of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

        Section 5.08. Unconditional Rights of Holders to Receive Principal, Premium, if any and Interest.
Notwithstanding any other provision in this Indenture, the Holder of any Debenture shall have the right, which is absolute and unconditional (subject to Sections 3.05 and 3.07), to receive payment of the principal of (and premium, if any) and interest on such Debenture on the respective due dates expressed in such Debenture (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

        Section 5.09. Restoration of Rights and Remedies.    If the Trustee or any Holder of a Debenture has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, the Company, the Trustee and the Holders of Debentures shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

        Section 5.10. Rights and Remedies Cumulative.    Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Debentures is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

        Section 5.11. Delay or Omission not Waiver.    No delay or omission of the Trustee or of any Holder of any Debenture to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Debentures, as the case may be.

        Section 5.12. Control by Holders of Debentures.    The Holders of not less than a majority in principal amount of the Outstanding Debentures of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debentures of such series, provided that:

          (a)  such direction shall not be in conflict with any rule of law or with this Indenture;

          (b)  the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

          (c)  the Trustee need not take any action which might involve it in personal liability or be unduly prejudicial to the Holders of Debentures of such series not joining therein.

        Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction by Holders.

        Section 5.13. Waiver of Past Defaults.    The Holders of not less than a majority in principal amount of the Outstanding Debentures of any series may on behalf of the Holders of all the Debentures of such series waive any past default hereunder with respect to such series and its consequences, except a default:

          (a)  in the payment of the principal of (or premium, if any) or interest on any Debenture of such series; or

          (b)  in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Debenture of such series affected.

        Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

        Section 5.14. Waiver of Usury, Stay or Extension Laws.    The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VI

THE TRUSTEE

        Section 6.01. Notice of Defaults.    Within 90 days after the occurrence of any default hereunder with respect to the Debentures of any series, the Trustee shall transmit notice to each of the Holders of such series of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on such series, or in the payment of any sinking fund installment with respect to the Debentures of such series, the Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of the Debentures of such series; and provided further that in the case of any default or breach of the character specified in Section 5.01(d) with respect to the Debentures of such series, no such notice to Holders shall be given until at least 60 days after the occurrence thereof. For the purpose of this Section 6.01, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Debentures of such series.

        Section 6.02. Certain Rights of Trustee.

          (a)  The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

          (b)  Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order (other than delivery of any Debenture to the Trustee for authentication and delivery pursuant to Section 3.03 which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

          (c)  Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the

  Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate.

          (d)  The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (e)  The Trustee shall be under no obligation to exercise any of the rights or power vested in it by this Indenture at the request or direction of any of the Holders of Debentures of any series pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

          (f)    The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document, unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Outstanding Debentures of any series; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Holders or, if paid by the Trustee, shall be repaid by the Holders upon demand. The Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, relevant to the facts or matters that are the subject of its inquiry, personally or by agent or attorney.

          (g)  The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

          (h)  The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion, rights or power conferred upon it by this Indenture.

        The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

        Except during the continuance of an Event of Default, the Trustee undertakes to perform only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee. If an Event of Default has occurred (which has not been cured), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

        Section 6.03. Not Responsible for Recitals or Issuance of Debentures.    The recitals contained herein and in the Debentures, except the Trustee's certificate of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debentures, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Debentures and perform its obligations hereunder. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Debentures or the proceeds thereof.

        Section 6.04. May Hold Debentures.    The Trustee, any Paying Agent, Debenture Registrar, Authenticating Agent or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Debentures and may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Debenture Registrar, Authenticating Agent or such other agent.

        Section 6.05. Money Held in Trust.    Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

        Section 6.06. Compensation and Reimbursement.    The Company agrees:

          (a)  to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (b)  except as otherwise expressly provided herein, to reimburse each of the Trustee and any predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (c)  to indemnify each of the Trustee and any predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its own part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

        When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(e) or Section 5.01(f), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

        As security for the performance of the obligations of the Company under this Section 6.06, the Trustee shall have a lien prior to the Debentures upon all property and money held or collected by the Trustee as such, except money held in trust for the payment of principal of (or premium, if any) or interest on particular Debentures.

        The provisions of this Section 6.06 shall survive the termination of this Indenture.

        Section 6.07. Corporate Trustee Required; Eligibility; Conflicting Interests.    There shall at all times be a Trustee hereunder which shall have a combined capital and surplus of at least $25,000,000. If such entity publishes reports of condition at least annually, pursuant to law or the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 6.07, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.07, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VI. Neither the Company nor any Person directly or indirectly controlling or controlled by, or under common control with, the Company shall serve as Trustee. If the Trustee shall acquire any Conflicting Interest, the Trustee shall, within 90 days after ascertaining that it has such Conflicting Interest, either eliminate such Conflicting Interest or resign, such resignation to become effective upon the appointment of a successor Trustee and such successor Trustee's acceptance of such appointment, and the Company shall take prompt steps to have a successor Trustee appointed in the manner provided in Sections 6.08 and 6.09 below.

        Section 6.08. Resignation and Removal; Appointment of Successor.    No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.09.

        The Trustee may resign at any time with respect to the Debentures of one or more series by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        The Trustee may be removed at any time with respect to the Debentures of all series by Act of the Holders of a majority in principal amount of the Outstanding Debentures of all series delivered to the Trustee and to the Company.

        If at any time:

          (a)  the Trustee shall cease to be eligible under Section 6.07 and shall fail to resign after written request therefor by the Company or by any Holder of a Debenture who has been a bona fide Holder of a Debenture for at least six months; or

          (b)  the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, (i) the Company by or pursuant to a Board Resolution may remove the Trustee and appoint a successor Trustee with respect to all Debentures or (ii) any Holder of a Debenture who has been a bona fide Holder of a Debenture for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Debentures and the appointment of a successor Trustee or Trustees.

        If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause with respect to the Debentures, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Debentures. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Debentures shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Debentures of all series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Debentures and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Debentures shall have been so appointed by the Company or the Holders of Debentures and accepted appointment in the manner hereinafter provided, any Holder of a Debenture who has been a bona fide Holder of a Debenture for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Debentures.

        The Company shall give notice of each resignation and each removal of the Trustee with respect to the Debentures and each appointment of a successor Trustee with respect to the Debentures in the manner provided for notices to the Holders of Debentures in Section 1.06. Each notice shall include the name of the successor Trustee with respect to the Debentures and the address of its Corporate Trust Office.

        Section 6.09. Acceptance of Appointment by Successor.    In case of the appointment hereunder of a successor Trustee with respect to all Debentures, every such successor Trustee shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 6.06.

        In case of the appointment hereunder of a successor Trustee with respect to the Debentures, the Company, the retiring Trustee and each successor Trustee with respect to the Debentures shall execute and deliver an indenture supplemental hereto, pursuant to Article IX, wherein each successor Trustee shall accept such appointment and which (a) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debentures and (b) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and the successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debentures.

        Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in this Section 6.09, as the case may be.

        No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article VI.

        Section 6.10. Merger, Conversion, Consolidation or Succession to Business.    Any entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided such entity shall be otherwise qualified and eligible under this Article VI, without the execution or filing of any paper or any further act on the part of the parties hereto. In case any Debentures shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Debentures so authenticated with the same effect as if such successor Trustee had itself authenticated such Debentures. In case any Debentures shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Debentures, in either its own name or that of its predecessor Trustee, with the full force and effect which this Indenture provides for the certificate of authentication of the Trustee.

        Section 6.11. Appointment of Authenticating Agent.    The Trustee is hereby appointed the initial Authenticating Agent. At any time when any of the Debentures remain Outstanding, the Trustee may appoint another Authenticating Agent or Agents with respect to one or more series of Debentures which shall be authorized to act on behalf of the Trustee to authenticate Debentures of such series issued upon exchange, registration of transfer or partial redemption or repayment thereof, and Debentures so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, a copy of which instrument shall be promptly furnished to the Company. Wherever reference is made in this Indenture to the authentication and delivery of Debentures by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a bank or trust company or corporation organized and doing business and in good standing under the laws of the United States or of any state or the District of Columbia authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $25,000,000 and subject to supervision or examination by federal or state authorities. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.11, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.11, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 6.11.

        Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section 6.11, without the execution or filing of any paper or further act on the part of the Trustee or the Authenticating Agent.

        An Authenticating Agent for any series of Debentures may at any time resign by giving written notice of resignation to the Trustee for such series and to the Company. The Trustee for any series of Debentures may at any time terminate the agency of an Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.11, the Trustee for such series may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment to all Holders of Debentures of the series with respect to which such Authenticating Agent will serve in the manner set forth in Section 1.06. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 6.11.

        The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation, including reimbursement of its reasonable expenses for its services under this Section 6.11.

ARTICLE VII

HOLDERS' LISTS AND REPORTS BY COMPANY

        Section 7.01. Disclosure of Names and Addresses of Holders.    Every Holder of Debentures, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any Authenticating Agent nor any Paying Agent nor any Debenture Registrar shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders of Debentures regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made by a Holder.

        Section 7.02. [Reserved].

        Section 7.03. Reports by Company.    The Company will:

          (a)  file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports, including financial statements, if any, filed therewith (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended; or, if the Company is not required to file information, documents or reports pursuant to either of such Sections, then it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations; and

          (b)  file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations.

        Section 7.04. Company to Furnish Trustee Names and Addresses of Holders.    The Company will furnish or cause to be furnished to the Trustee:

          (a)  semiannually, not later than 15 days after the Regular Record Date for interest for each series of Debentures, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Debentures of such series as of such Regular Record Date or, if there is no Regular Record Date for interest for such series of Debentures, semiannually, upon such dates as are set forth in the Board Resolution or indenture supplemental hereto authorizing such series, and

          (b)  at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

        provided, however, that, so long as the Trustee is the Debenture Registrar, no such list shall be required to be furnished.

ARTICLE VIII

CONSOLIDATION, MERGER, SALE, LEASE OR CONVEYANCE

        Section 8.01. Consolidations and Mergers of Company and Sales, Leases and Conveyances Permitted Subject to Certain Conditions.    The Company may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into any other entity, provided that in any such case (a) either the Company shall be the continuing entity, or the successor entity (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall be an entity organized and existing under the laws of the United States or a state thereof and such successor entity shall expressly assume the due and punctual payment of the principal of (and premium, if any) and any interest on all of the Debentures, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company by supplemental indenture, complying with Article IX, satisfactory to the Trustee, executed and delivered to the Trustee by such entity and (b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of such successor entity, the Company or any Subsidiary as a result thereof as having been incurred by such successor entity, the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing.

        Section 8.02. Rights and Duties of Successor Corporation.    In case of any such consolidation, merger, sale, lease or conveyance and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, and the predecessor corporation, except in the event of a lease, shall be relieved of any further obligation under this Indenture and the Debentures. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Debentures issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Debentures which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Debentures which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Debentures so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debentures theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Debentures had been issued at the date of the execution hereof.

        In case of any such consolidation, merger, sale, lease or conveyance, such changes in phraseology and form (but not in substance) may be made in the Debentures thereafter to be issued as may be appropriate.

        Section 8.03.    Officers' Certificate and Opinion of Counsel.    Any consolidation, merger, sale, lease or conveyance permitted under Section 8.01 is also subject to the condition that the Trustee receive an Officers' Certificate and an Opinion of Counsel to the effect that any such consolidation, merger, sale, lease or conveyance, and the assumption by any successor corporation, complies with the provisions of this Article VIII and that all conditions precedent herein provided for relating to such transaction have been complied with.

ARTICLE IX

SUPPLEMENTAL INDENTURES

        Section 9.01.    Supplemental Indentures Without Consent of Holders.    Without the consent of any Holders of Debentures, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (a)  to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Debentures;

          (b)  to add to the covenants of the Company for the benefit of the Holders of all or any series of Debentures (and if such covenants are to be for the benefit of less than all series of Debentures, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company;

          (c)  to add any additional Events of Default for the benefit of the Holders of all or any series of Debentures (and if such Events of Default are to be for the benefit of less than all series of Debentures, stating that such Events of Default are expressly being included solely for the benefit of such series); provided, however, that in respect of any such additional Events of Default such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults), may provide for an immediate enforcement upon such default, may limit the remedies available to the Trustee upon such default or may limit the right of the Holders of a majority in aggregate principal amount of that or those series of Debentures to which such additional Events of Default apply to waive such default;

          (d)  to add or modify any of the provisions of this Indenture to such extent as may be necessary in order to permit or facilitate the qualification of this Indenture under the Trust Indenture Act;

          (e)  to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Debenture Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

          (f)    to secure the Debentures;

          (g)  to establish the form or terms of Debentures of any series as permitted by Sections 2.01 and 3.01, including the provisions and procedures relating to Debentures convertible into Common Stock or Preferred Stock, as the case may be;

          (h)  to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Debentures of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee or different Trustees;

          (i)    to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture; provided, however, that such provisions shall not adversely affect the interests of the Holders of Debentures of any series in any material respect; or

          (j)    to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Debentures pursuant to Sections 4.01, 14.02 and 14.03; provided, however, that any such action shall not adversely affect the interests of the Holders of Debentures of such series or any other series of Debentures in any material respect.

        Section 9.02.    Supplemental Indentures with Consent of Holders.    With the consent of the Holders of not less than a majority in principal amount of all Outstanding Debentures of a series, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture with respect to such series or of modifying in any manner the rights of the Holders of Debentures of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Debenture affected thereby:

          (a)  change the Stated Maturity of the principal of (or premium, if any, on) or any installment of principal of or interest on, any Debenture; or reduce the principal amount thereof or the rate or amount of interest thereon payable in respect thereof, or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Debenture that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02 or the amount thereof provable in bankruptcy pursuant to Section 5.04, or adversely affect any right of repayment of the Holder of any Debenture, or change any Place of Payment where, or the currency or currencies, currency unit or units or composite currency or currencies in which, the principal of any Debenture or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment at the option of the Holder, on or after the Redemption Date or the Repayment Date, as the case may be);

          (b)  reduce the percentage in principal amount of the Outstanding Debentures of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver with respect to such series (or compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

          (c)  modify any of the provisions of this Section 9.02, Section 5.13 or 10.10, except to increase the required percentage to effect such action or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Debenture affected thereby.

        It shall not be necessary for any Act of Holders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

        A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Debentures, or which modifies the rights of the Holders of Debentures of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Debentures of any other series.

        Section 9.03.    Execution of Supplemental Indentures.    In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

        Section 9.04.    Effect of Supplemental Indenture.    Upon the execution of any supplemental indenture under this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Debentures that are theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

        Section 9.05.    Conformity with Trust Indenture Act.    Unless an exemption is available therefrom, every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect.

        Section 9.06.    Reference in Debentures to Supplemental Indentures.    Debentures of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and shall, if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new

Debentures of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Debentures of such series.

ARTICLE X

COVENANTS; SUBORDINATION

        Section 10.01.    Payment of Principal, Premium, if any, and Interest.

          (a)  The Company covenants and agrees for the benefit of the Holders of each series of Debentures that it will duly and punctually pay the principal of (and premium, if any) and interest on the Debentures of that series in accordance with the terms of such series of Debentures and this Indenture. In furtherance of the foregoing, the Company covenants and agrees, except as otherwise agreed with respect to a series, to pay to the Trustee for deposit into the Payment Account (i) prior to 11:00 a.m. New York time on                        1 and            1 of each year, commencing on            1, 200 , an amount equal to 50% of the interest due on the Debentures on the following Interest Payment Date ("Advance Interest"), and (ii) the remaining amount of interest due on the Debentures on the following Interest Payment Date (after giving effect to funds on deposit in the Interest Payment Account) prior to 11:00 a.m. New York time on the Business Day preceding each such Interest Payment Date. Unless otherwise specified with respect to Debentures of any series pursuant to Section 3.01, at the option of the Company, all payments of principal may be paid by check to the registered Holder of the Registered Debenture or other person entitled thereto against surrender of such Debenture.

          (b)  As of the date of this Indenture, the Trustee shall establish and maintain the Payment Account as a trust account into which shall be deposited any funds received from the Company for deposit therein to pay interest and principal on the Debentures of a series. Advance Interest on deposit in the Payment Account shall be invested by the Trustee upon receipt of direction from the Company in Eligible Investments, and earnings and income thereon shall be deposited into the Payment Account. The Trustee shall use funds on deposit in the Payment Account to pay principal and interest due on the Debentures on an Interest Payment Date or on the Maturity, as the case may be. Any funds remaining in the Payment Account upon termination of this Indenture shall be paid to the Company.

        Section 10.02.    Maintenance of Office or Agency.    The Company shall maintain in each Place of Payment for any series of Debentures an office or agency where Debentures of that series may be presented or surrendered for payment or conversion, where Debentures of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Debentures of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of each such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

        The Company may from time to time designate one or more other offices or agencies where the Debentures of one or more series may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Debentures of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. Unless otherwise specified with respect to any Debentures pursuant to Section 3.01 with respect to a series of Debentures, the Company hereby designates as a Place of Payment for each series of Debentures the office or agency of the

Trustee, in the City of Minneapolis, Minnesota, and initially appoints the Trustee at its Corporate Trust Office as Paying Agent in such city and as its agent to receive all such presentations, surrenders, notices and demands.

        Section 10.03.    Money for Debentures Payments to be Held in Trust.    If the Company shall at any time act as its own Paying Agent with respect to any series of any Debentures, it will, on or before each due date of the principal of (and premium, if any), or interest on the Debentures of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the currency or currencies, currency unit or units or composite currency or currencies in which the Debentures of such series are payable (except as otherwise specified pursuant to Section 3.01 for the Debentures of such series) sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

        Whenever the Company shall have one or more Paying Agents for any series of Debentures, it will, on or before each due date of the principal of (and premium, if any), or interest on any Debentures of that series, deposit with a Paying Agent a sum (in the currency or currencies, currency unit or units or composite currency or currencies described in the preceding paragraph) sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

        The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 10.03, that such Paying Agent will:

          (a)  hold all sums held by it for the payment of principal of (and premium, if any) or interest on Debentures in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (b)  give the Trustee notice of any default by the Company (or any other obligor upon the Debentures) in the making of any such payment of principal (and premium, if any) or interest on the Debentures of that series; and

          (c)  at any time during the continuance of any such default upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

        The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

        Except as otherwise provided in the Debentures of any series, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Debenture of any series and remaining unclaimed for two years after such principal (and premium, if any), interest has become due and payable shall be paid to the Company upon Company Request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Debenture shall thereafter, as an unsecured general creditor, look only to the Company for payment of such principal of (and premium, if any) or interest on any Debenture, without interest thereon, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as Trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

        Section 10.04.    Existence.    Subject to Article VIII, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, all material rights (by certificate of incorporation, bylaws and statute) and material franchises; provided, however, that the Company shall not be required to preserve any right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company.

        Section 10.05.    Maintenance of Properties.    The Company will cause all of its material properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Company and its Subsidiaries shall not be prevented from selling or otherwise disposing of their properties for value in the ordinary course of their business.

        Section 10.06.    Insurance.    The Company will, and will cause each of its Subsidiaries to, keep in force upon all of its properties and operations policies of insurance carried with responsible companies in such amounts and covering all such risks as shall be customary in the industry in accordance with prevailing market conditions and availability.

        Section 10.07.    Payment of Taxes and Other Claims.    The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings, provided all liabilities relating to such tax, assessment, charge or claim are adequately provided for on the books of the Company in accordance with GAAP. The Company, any Subsidiaries and any partnership in which the Company or its Subsidiaries are a partner shall timely and accurately file all tax returns required by law to have been filed.

        Section 10.08.    Provision of Financial Information.    Whether or not the Company is subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Company will, within 15 days after each of the respective dates by which the Company would have been required to file annual reports, quarterly reports and other documents with the Commission if the Company were so subject, (a) transmit by mail to all Holders, as their names and addresses appear in the Debenture Register, without cost to such Holders summaries of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, if the Company were subject to such Sections, and (b) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, if the Company were subject to such Sections and (c) promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder.

        Section 10.09.    Statement as to Compliance.    The Company will deliver to the Trustee, within 120 days after the end of each Fiscal Year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture and, in the event of any noncompliance, specifying such noncompliance and the nature and status thereof. For purposes of this Section 10.09, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

        Section 10.10.    Waiver of Certain Covenants.    The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 10.04 to 10.08, inclusive, if before or after the time for such compliance the Holders of at least a majority in principal amount of all outstanding Debentures of such series, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

        Section 10.11.    Subordination.    The payment of the principal of (and premium, if any) and interest on the Debentures is, to the extent set forth in this Indenture, subordinated in right of payment to the prior payment in full of all Senior Indebtedness, whether currently outstanding or subsequently incurred. "Senior Indebtedness" is defined as:

          (a)  the principal of (and premium, if any) and interest on indebtedness of the Company for money borrowed from or guaranteed to banks, trust companies, insurance companies, or pension trusts or evidenced by securities issued under the provisions of an indenture or similar instrument between the Company and a bank or trust company other than indebtedness evidenced by instruments which expressly provide that such indebtedness is not superior in right of payment to the Subordinated Debentures issued under this Indenture; and

          (b)  indebtedness created after the date of this Indenture, as to which the instrument creating or evidencing the indebtedness provides that such indebtedness is superior in right of payment to the Debentures issued under this Indenture.

        By reason of the subordination provisions of this Indenture, no payment on account of principal of (or premium, if any) or interest on the Debentures shall be made, and no Debentures shall be purchased, either directly or indirectly, by the Company or any of its Subsidiaries, unless full payment of amounts then due for principal of (and premium, if any) and interest (including interest on overdue principal and interest, to the extent permitted by law) on Senior Indebtedness has been made or duly provided for. In addition, no payment on account of principal of (or premium, if any) or interest on the Debentures shall be made, and no Debentures shall be purchased, either directly or indirectly, by the Company or any of its Subsidiaries, if at the time of such payment or purchase or immediately after giving effect to such payment or purchase, there shall exist under any Senior Indebtedness or any indenture or agreement pursuant to which any Senior Indebtedness is issued any default or any condition, event or act, which, with notice or lapse of time, or both, would constitute a default.

        In the event that any Debenture is declared due and payable before its stated maturity or upon any other acceleration of payment of the principal of the Debentures because of an Event of Default and upon any payment or distribution of assets of the Company, whether in cash, property or securities, to creditors, all principal of (and premium, if any) and interest (including interest on overdue principal and interest) due or to become due upon all Senior Indebtedness shall first be paid in full before the Holders of the Debentures or the Trustee under this Indenture shall be entitled to retain any assets so paid or distributed in respect of the Debentures (for principal, premium, if any, or interest). Any such payment or distribution of assets of the Company, whether in cash, property or securities, to which the Holders of the Debentures or the Trustee would otherwise be entitled, shall be paid by the Company directly to the owners of Senior Indebtedness (pro rata), or their representatives, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the owners of Senior Indebtedness, before any payment or distribution is made to the Holders of the Debentures or to the Trustee under this Indenture. By reason of such subordination, in the event of the Company's insolvency, holders of Senior Indebtedness may receive more, ratably, and the Holders of the Debentures may receive less, ratably, than other creditors of the Company.

ARTICLE XI

REDEMPTION OF DEBENTURES

        Section 11.01.    Applicability of Article.    Debentures of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.01 for Debentures of any series) in accordance with this Article XI. The Series A and Series B Debentures are redeemable by the Company at its option on any Interest Payment Date.

        Section 11.02.    Election to Redeem; Notice to Trustee.    The election of the Company to redeem any Debentures shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company of less than all of the Debentures of any series, the Company shall, at least 45 days prior to the giving of the notice of redemption in Section 11.04 (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Debentures of such series to be redeemed. In the case of any redemption of Debentures prior to the expiration of any restriction on such redemption provided in the terms of such Debentures or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restriction.

        Section 11.03.    Selection by Trustee of Debentures to be Redeemed.    If less than all the Debentures of any series issued on the same day with the same terms are to be redeemed, the particular Debentures to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Debentures of such series issued on such date with the same terms not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Debentures of that series or any integral multiple thereof) of the principal amount of Debentures of such series of a denomination larger than the minimum authorized denomination for Debentures of that series.

        The Trustee shall promptly notify the Company and the Debenture Registrar (if other than itself) in writing of the Debentures selected for redemption and, in the case of any Debentures selected for partial redemption, the principal amount thereof to be redeemed.

        For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Debentures shall relate, in the case of any Debenture redeemed or to be redeemed only in part, to the portion of the principal amount of such Debenture which has been or is to be redeemed.

        Section 11.04. Notice of Redemption.    Notice of redemption shall be given in the manner provided in Section 1.06, not less than 30 days nor more than 60 days prior to the Redemption Date, unless a shorter period is specified by the terms of such series established pursuant to Section 3.01, to each Holder of Debentures to be redeemed, but failure to give such notice in the manner herein provided to the Holder of any Debenture designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other such Debenture or portion thereof.

        Any notice that is mailed to the Holders of Debentures in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice.

        All notices of redemption shall state:

          (a)  the Redemption Date;

          (b)  the Redemption Price, accrued interest to the Redemption Date payable as provided in Section 11.06, if any;

          (c)  if less than all Outstanding Debentures of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Debenture or Debentures to be redeemed;

          (d)  in case any Debenture is to be redeemed in part only, the notice which relates to such Debenture shall state that on and after the Redemption Date, upon surrender of such Debenture, the holder will receive, without a charge, a new Debenture or Debentures or authorized denominations for the principal amount thereof remaining unredeemed;

          (e)  that on the Redemption Date the Redemption Price and accrued interest to the Redemption Date payable as provided in Section 11.06, if any, will become due and payable upon each such Debenture, or the portion thereof, to be redeemed and, if applicable, that interest thereon shall cease to accrue on and after said date;

          (f)    the Place or Places of Payment where such Debentures maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price and accrued interest, if any, or for conversion;

          (g)  that the redemption is for a sinking fund, if such is the case;

          (h)  the CUSIP number of such Debenture, if any; and

          (i)    if applicable, that a Holder of Debentures who desires to convert Debentures for redemption must satisfy the requirements for conversion contained in such Debentures, the then-existing conversion price or rate, the place or places where such Debentures may be surrendered for conversion, and the date and time when the option to convert shall expire.

        Notice of redemption of Debentures to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

        Section 11.05. Deposit of Redemption Price.    Prior to 11:00 a.m. EST on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, which it may not do in the case of a sinking fund payment under Article XII, segregate and hold in trust as provided in Section 10.03) an amount of money in the currency or currencies, currency unit or units or composite currency or currencies in which the Debentures of such series are payable (except as otherwise specified pursuant to Section 3.01 for the Debentures of such series) sufficient to pay on the Redemption Date the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Debentures or portions thereof which are to be redeemed on that date.

        If any Debenture called for redemption is converted, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Debenture shall be paid to the Company upon Company Request or, if then held by the Company, shall be discharged from such trust.

        Section 11.06. Debentures Payable on Redemption Date.    Notice of redemption having been given as aforesaid, the Debentures so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price). Upon surrender of any such Debenture for redemption in accordance with said notice, maturing after the Redemption Date, such Debenture shall be paid by the Company at the Redemption Price on the Redemption Date.

        If any Debenture called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Debenture.

        Section 11.07. Debentures Redeemed in Part.    Any Registered Debenture which is to be redeemed only in part (pursuant to the provisions of this Article XI or of Article XII) shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his or her attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Debenture without service charge a new Debenture or Debentures of the same series of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Debenture so surrendered. If a Global Debenture is so surrendered, the Company shall execute and the Trustee shall authenticate and deliver to the depositary, without service charge, a new Global Debenture in a denomination equal to and in exchange for the unredeemed portion of the principal of the Global Debenture so surrendered.

ARTICLE XII

SINKING FUNDS

        Section 12.01. Applicability of Article.    The provisions of this Article XII shall be applicable to any sinking fund for the retirement of Debentures of a series except as otherwise specified as contemplated by Section 3.01 for Debentures of such series. The Class A and Class B Debentures shall not be subject to a sinking fund.

        The minimum amount of any sinking fund payment provided for by the terms of Debentures of any series is herein referred to as a "mandatory sinking fund payment," and any payment in excess of such minimum amount provided for by the terms of such Debentures of any series is herein referred to as an "optional sinking fund payment." If provided for by the terms of any Debentures of any series, the cash amount of any mandatory sinking fund payment may be subject to reduction as provided in Section 12.02. Each sinking fund payment shall be applied to the redemption of Debentures of any series as provided for by the terms of Debentures of such series.

        Section 12.02. Satisfaction of Sinking Fund Payments with Debentures.    The Company may, in satisfaction of all or any part of any mandatory sinking fund payment with respect to the Debentures of a series, (a) deliver Outstanding Debentures of such series (other than any previously called for redemption) and (b) apply as a credit Debentures of such series which have been redeemed either at the election of the Company pursuant to the terms of such Debentures or through the application of permitted optional sinking fund payments pursuant to the terms of such Debentures, as provided for by the terms of such Debentures, or which have otherwise been acquired by the Company; provided, however, that such Debentures so delivered or applied as a credit have not been previously so credited. Such Debentures shall be received and credited for such purpose by the Trustee at the applicable Redemption Price specified in such Debentures for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.

        Section 12.03. Redemption of Debentures for Sinking Fund.    Not less than 60 days prior to each sinking fund payment date for Debentures of any series, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash in the currency in which the Debentures of such series are payable (except as otherwise specified pursuant to Section 3.01 for the Debentures of such series) and the portion thereof, if any, which is to be satisfied by delivering and crediting Debentures of that series pursuant to Section 12.02, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and will also deliver to the Trustee any Debentures to be so delivered and credited. If such Officers' Certificate shall specify an optional amount to be added in cash to the next ensuing mandatory sinking fund payment, the Company shall thereupon be obligated to pay the amount therein specified. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Debentures to be redeemed upon such sinking fund payment date in the manner specified in Section 11.03 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 11.04. Such notice having been duly given, the redemption of such Debentures shall be made upon the terms and in the manner stated in Sections 11.06 and 11.07.

ARTICLE XIII

REPAYMENT AT THE OPTION OF HOLDERS

        Section 13.01. Applicability of Article.    Repayment of Debentures of any series before their Stated Maturity at the option of Holders thereof shall be made in accordance with the terms of such Debentures, if any, and (except as otherwise specified by the terms of such series established pursuant to Section 3.01) in accordance with this Article XIII.

        Section 13.02. Repayment of Debentures.    Debentures of any series subject to repayment in whole or in part at the option of the Holders thereof will, unless otherwise provided in the terms of such Debentures, be repaid at a price equal to the principal amount thereof, together with interest, if any, thereon accrued to the Repayment Date specified in or pursuant to the terms of such Debentures. The Company covenants that on or prior to the Repayment Date it will deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money in the currency or currencies, currency unit or units or composite currency or currencies in which the Debentures of such series are payable (except as otherwise specified pursuant to Section 3.01 for the Debentures of such series) sufficient to pay the principal (or, if so provided by the terms of the Debentures of any series, a percentage of the principal) of, and (except if the Repayment Date shall be an Interest Payment Date) accrued interest on, all the Debentures or portions thereof, as the case may be, to be repaid on such date.

        Section 13.03. Exercise of Option.    Debentures of any series subject to repayment at the option of the Holders thereof will contain an "Option to Elect Repayment" form on the reverse of such Debentures. In order for any Debenture to be repaid at the option of the Holder, the Trustee must receive at the Place of Payment therefor specified in the terms of such Debenture (or at such other place or places of which the Company shall from time to time notify the Holders of such Debentures) not earlier than 60 days nor later than 30 days prior to the Repayment Date (a) the Debenture so providing for such repayment together with the "Option to Elect Repayment" form on the reverse thereof duly completed by the Holder (or by the Holder's attorney duly authorized in writing) or (b) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange, or the National Association of Debentures Dealers, Inc., or a commercial bank or trust company in the United States setting forth the name of the Holder of the Debenture, the principal amount of the Debenture, the principal amount of the Debenture to be repaid, the CUSIP number, if any, or a description of the tenor and terms of the Debenture, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Debenture to be repaid, together with the duly completed form entitled "Option to Elect Repayment" on the reverse of the Debenture, will be received by the Trustee not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, however, that such telegram, telex, facsimile transmission or letter shall only be effective if such Debenture and form duly completed are received by the Trustee by such fifth Business Day. If less than the entire principal amount of such Debenture is to be repaid in accordance with the terms of such Debenture, the principal amount of such Debenture to be repaid, in increments of the minimum denomination for Debentures of such series, and the denomination or denominations of the Debenture or Debentures to be issued to the Holder for the portion of the principal amount of such Debenture surrendered that is not to be repaid, must be specified. The principal amount of any Debenture providing for repayment at the option of the Holder thereof may not be repaid in part if, following such repayment, the unpaid principal amount of such Debenture would be less than the minimum authorized denomination of Debentures of the series of which such Debenture to be repaid is a part. Except as otherwise may be provided by the terms of any Debenture providing for repayment at the option of the Holder thereof, exercise or the repayment option by the Holder shall be irrevocable unless waived by the Company.

        Section 13.04. When Debentures Presented for Repayment Become Due and Payable.    If Debentures of any series providing for repayment at the option of the Holders thereof shall have been surrendered as provided in this Article XIII and as provided by or pursuant to the terms of such Debentures, such Debentures or the portions thereof, as the case may be, to be repaid shall become due and payable and shall be paid by the Company on the Repayment Date therein specified, and on and after such Repayment Date (unless the Company shall default in the payment of such Debentures on such Repayment Date) such Debentures shall, if the same were interest-bearing, cease to bear interest so to be repaid, except to the extent provided below, shall be void. Upon surrender of any such Debenture for repayment in accordance with such provisions maturing after the Repayment Date, the principal amount of such Debenture so to be repaid shall be paid by the Company, together with accrued interest, if any, to the Repayment Date; provided, that, in the case of Debentures, installments of interest, if any, whose Stated Maturity is on or prior to the Repayment Date shall be payable (but without interest thereon, unless the Company shall default in the payment thereof) to the Holders of such Debentures, or one or more Predecessor Debentures, registered as such at the close of business on the relevant record dates according to their terms and the provisions of Section 3.07.

        If the principal amount of any Debenture surrendered for repayment shall not be so repaid upon surrender thereof, such principal amount (together with interest, if any, thereon accrued to such Repayment Date) shall, until paid, bear interest from the Repayment Date at the rate of interest or Yield to Maturity (in the case of Original Issue Discount Debentures) set forth in such Debenture.

        Section 13.05. Debentures Repaid in Part.    Upon surrender of any Registered Debenture which is to be repaid in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Debenture, without service charge and at the expense of the Company, a new Registered Debenture or Debentures of the same series, of any authorized denomination specified by the Holder, in an aggregate principal amount equal to and in exchange for the portion of the principal of such Debenture so surrendered which is not to be repaid.

ARTICLE XIV

DEFEASANCE AND COVENANT DEFEASANCE

        Section 14.01. Applicability of Article; Company's Option to Effect Defeasance or Covenant Defeasance. If, pursuant to Section 3.01, provision is made for either or both of (a) defeasance of the Debentures of or within a series under Section 14.02 or (b) covenant defeasance of the Debentures of or within a series under Section 14.03, then the provisions of such Section or Sections, as the case may be, together with the other provisions of this Article XIV (with such modifications thereto as may be specified pursuant to Section 3.01 with respect to any Debentures), shall be applicable to such Debentures, and the Company may at its option by Board Resolution, at any time, with respect to such

Debentures, elect to have Section 14.02 (if applicable) or Section 14.03 (if applicable) be applied to such Outstanding Debentures upon compliance with the conditions set forth below in this Article XIV.

        Section 14.02. Defeasance and Discharge.    Upon the Company's exercise of the above option applicable to this Section 14.02 with respect to any Debentures of or within a series, the Company shall be deemed to have been discharged from its obligations with respect to such Outstanding Debentures on the date the conditions set forth in Section 14.04 are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Debentures, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 14.05 and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all of its other obligations under such Debentures and this Indenture insofar as such Debentures are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of such Outstanding Debentures to receive, solely from the trust fund described in Section 14.04 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest, if any, on such Debentures when such payments are due, (b) the Company's obligations with respect to such Debentures under Sections 3.05, 3.06, 10.02 and 10.03, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (d) this Article XIV. Subject to compliance with this Article XIV the Company may exercise its option under this Section 14.02 notwithstanding the prior exercise of its option under Section 14.03 with respect to such Debentures.

        Section 14.03. Covenant Defeasance.    Upon the Company's exercise of the above option applicable to this Section with respect to any Debentures of or within a series, the Company shall be released from its obligations under Sections 10.04 to 10.08, inclusive, and, if specified pursuant to Section 3.01, its obligations under any other covenant, with respect to such Outstanding Debentures on and after the date the conditions set forth in Section 14.04 are satisfied (hereinafter, "covenant defeasance"), and such Debentures shall thereafter be deemed to be not "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with Sections 10.04 to 10.08, inclusive, or such other covenant, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to such Outstanding Debentures, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or such other covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document, and such omission to comply shall not constitute a default or an Event of Default under Section 5.01(d) or 5.01(h) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Debentures shall be unaffected thereby.

        Section 14.04. Conditions to Defeasance or Covenant Defeasance.    The following shall be the conditions to application of Section 14.02 or Section 14.03 to any Outstanding Debentures of or within a series:

          (a)  The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another Trustee satisfying the requirements of Section 6.07 who shall agree to comply with the provisions of this Article XIV applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Debentures, (i) an amount in such currency, currencies or currency unit in which such Debentures are then specified as payable at Stated Maturity, or (ii) Government Obligations applicable to such Debentures (determined on the basis of the currency, currencies or currency unit in which such Debentures are then specified as payable at Stated Maturity) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of (and premium, if any) and interest, if any, on such Debentures or (iii) a combination thereof, in any case, in an amount sufficient, without consideration of any reinvestment of such principal and interest, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying Trustee) to pay and discharge, (A) the principal of (and premium, if any) and interest, if any, on such Outstanding Debentures on the Stated Maturity of such principal or installment of principal or interest and (B) any mandatory sinking fund payments or analogous payments applicable to such Outstanding Debentures on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Debentures.

          (b)  Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound.

          (c)  No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to such Debentures shall have occurred and be continuing on the date of such deposit or, insofar as Sections 5.01(f) and 5.01(g) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

          (d)  In the case of an election under Section 14.02, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of execution of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Outstanding Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

          (e)  In the case of an election under Section 14.03, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Outstanding Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

          (f)    The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance under Section 14.02 or the covenant defeasance under Section 14.03 (as the case may be) have been complied with and an Opinion of Counsel to the effect that either (i) as a result of a deposit pursuant to clause (a) above and the related exercise of the Company's option under Section 14.02 or 14.03 (as the case may be), registration is not required under the Investment Company Act of 1940, as amended, by the Company, with respect to the trust funds representing such deposit or by the Trustee for such trust funds or (ii) all necessary registrations under said act have been effected.

          (g)  Notwithstanding any other provisions of this Section 14.04, such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on the Company in connection therewith pursuant to Section 3.01.

        Section 14.05. Deposited Money and Government Obligations to be Held in Trust; Other Miscellaneous Provisions. Subject to the provisions of the last paragraph of Section 10.03, all money and Government Obligations (or other property as may be provided pursuant to Section 3.01) (including the proceeds thereof) deposited with the Trustee (or other qualifying Trustee, collectively for purposes of this Section 14.05, the "Trustee") pursuant to Section 14.04 in respect of any Outstanding Debentures of any series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Debentures and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Debentures of all sums due and to become due thereon in respect of principal (and premium, if any) and interest but such money need not be segregated from other funds except to the extent required by law.

        The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 14.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Debentures.

        Anything in this Article XIV to the contrary notwithstanding, subject to Section 6.06, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in Section 14.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a defeasance or covenant defeasance, as applicable, in accordance with this Article XIV.

        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

Brooke Corporation
By

Name

Title

Wells Fargo Bank Minnesota, N.A., as Trustee
By

Name

Title

STATE OF	)
) ss.
COUNTY OF	)

        On this            day of                        , before me, the undersigned, a Notary Public in and for the State of                        , duly commissioned and sworn, personally appeared                        and                         to me known to be the persons who signed as                        , and                        , respectively, of                        , the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned and on oath stated that they were duly elected, qualified and acting as said officers of the corporation, that they were authorized to execute said instrument and that the seal affixed if any, is the corporate seal of said corporation.

        IN WITNESS WHEREOF I have hereunto see my hand and official seal the day and year first above written.

(Signature of Notary)
(Print or stamp name of Notary)
NOTARY PUBLIC in and for the State of , residing at . My Appointment Expires: .

STATE OF	)
) ss.
COUNTY OF	)

        On this            day of                        , before me, the undersigned, a Notary Public in and for the State of                        , duly commissioned and sworn, personally appeared                        and                         , to me known to be the persons who signed as                        and                         , respectively, of                        , the national banking association that executed the within and foregoing instrument and acknowledged said instrument to be the free and voluntary act and deed of said national banking association for the uses and purposes therein mentioned, and on oath stated that they were duly elected, qualified and acting as said officers of the national banking association, that they were authorized to execute said instrument and that the seal affixed if any, is the seal of said national banking association.

        IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year first above written.

(Signature of Notary)
(Print or stamp name of Notary)
NOTARY PUBLIC in and for the State of , residing at . My Appointment Expires: .

EXHIBIT A

FORM OF DEBENTURE

[FACE OF DEBENTURE]

        [If the Holder of this Debenture (as indicated below it) is The Depository Trust Company ("DTC") or a nominee of DTC, this Debenture is a Global Debenture and the following two legends apply:

        UNLESS THIS DEBENTURE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), 55 WATER STREET, NEW YORK, NEW YORK TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND SUCH DEBENTURE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        UNLESS AND UNTIL THIS DEBENTURE IS EXCHANGED IN WHOLE OR IN PART FOR DEBENTURES IN CERTIFICATED FORM, THIS DEBENTURE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.]

        [IF THIS DEBENTURE IS AN ORIGINAL ISSUE DISCOUNT DEBENTURE, INSERT—FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS DEBENTURE IS            % OF ITS PRINCIPAL AMOUNT, THE ISSUE DATE IS                        ,            [AND] THE YIELD TO MATURITY IS            %. [THE METHOD USED TO DETERMINE THE AMOUNT OF ORIGINAL ISSUE DISCOUNT APPLICABLE TO THE SHORT ACCRUAL PERIOD OF                        ,            TO                         ,            , IS            % OF THE PRINCIPAL AMOUNT OF THIS DEBENTURE.]

[DESIGNATION OF SERIES]

No.	$

        BROOKE CORPORATION, a Kansas corporation (herein referred to as the "Company," which term includes any successor under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to                        or registered assigns the principal sum of                        Dollars on                        (the "Stated Maturity Date") [OR INSERT DATE FIXED FOR EARLIER REDEMPTION (the "Redemption Date)" and, together with the Stated Maturity Date with respect to principal repayable on such date, the "Maturity Date")].

        [IF THE DEBENTURE IS TO BEAR INTEREST PRIOR TO MATURITY, INSERT—and to pay interest thereon from                        or from the most recent interest payment date to which interest has been paid or duly provided for, in arrears [semi-annually on            1 and            1 (each, an "Interest Payment Date"), commencing                         1, 2003, at the rate of            % per annum, until the entire principal amount hereof is paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Holder in whose name this Debenture (or one or more predecessor Debentures) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth day of the month (whether or not a Business Day, as defined below) next preceding such Interest Payment Date [at the office or agency of the Company maintained for such purpose; provided, however, that such interest may be paid, at the Company's option, by mailing a check to such Holder at such Holder's registered address or by transfer of funds to an account maintained by such Holder within the United States]. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Holder in whose name this Debenture (or one or more predecessor Debentures) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Debentures of this series not more than 15 days and not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.]

        [IF THE DEBENTURE IS NOT TO BEAR INTEREST PRIOR TO MATURITY, INSERT—The principal of this Debenture shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at the [Stated] Maturity Date and in such case the overdue principal of this Debenture shall bear interest at the rate of        % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the rate of            % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.]

        Interest payable on this Debenture on any Interest Payment Date and on the [Stated] Maturity Date [or Redemption Date, as the case may be,] will include interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including             , if no interest has been paid on this Debenture) to but excluding such Interest Payment Date or the [Stated] Maturity Date [or Redemption Date, as the case may be]. If any Interest Payment Date or the [Stated] Maturity Date [or Redemption Date] falls on a day that is not a Business Day, principal, premium, if any, and/or interest payable with respect to such Interest Payment Date or [Stated] Maturity Date [or Redemption Date, as the case may be,] will be paid on the next succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or [Stated] Maturity Date [or Redemption Date, as the case may be]. "Business Day" means any day, other than a Saturday or Sunday, on which banks in New York are not required or authorized by law or executive order to close.

        [IF THIS DEBENTURE IS A GLOBAL DEBENTURE, INSERT—All payments of principal, premium, if any, and interest in respect of this Debenture will be made by the Company in immediately available funds.]

        Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature of one of its authorized signatories, this Debenture shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its [facsimile] corporate seal.

Dated
Attest:	By
Secretary

[Reverse of Debenture]

        This Debenture is one of a duly authorized issue of securities of the Company, issued and to be issued in one or more series under a Subordinated Indenture an Indenture, dated as of                         ,            (herein called the "Indenture") between the Company and Wells Fargo Bank Minnesota, N.A., as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture with respect to the series of which this Debenture is a part), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debentures, and of the terms upon which the Debentures are, and are to be, authenticated and delivered. This Debenture is one of the duly authorized series of Debentures designated on the face hereof (collectively, the "Debentures"), [IF APPLICABLE, INSERT—and the aggregate principal amount of the securities to be issued under such series is limited to $                        (except for Debentures authenticated and delivered upon transfer of, or in exchange for, or in lieu of other Debentures).] All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

        If an Event of Default shall occur and be continuing, the principal of the Debentures of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

        [IF APPLICABLE, INSERT—The Debentures may not be redeemed prior to the [Stated] Maturity Date.]

        [IF APPLICABLE, INSERT—The Debentures are subject to redemption [(a) [IF APPLICABLE, INSERT—on                      in any year commencing with the year        and ending with the year        through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount and (b)] [IF APPLICABLE, INSERT—at any time [on or after                        ], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed on or before                        ,        % and if redeemed during the 12-month period beginning                        of the years indicated, at the Redemption Prices indicated below.

Year	Redemption Price	Year	Redemption Price

and thereafter at a Redemption Price equal to        % of the principal amount, together, in the case of any such redemption [IF APPLICABLE, INSERT—(whether through operation of the sinking fund or otherwise)], with accrued interest to the Redemption Date; provided, however, that installments of interest on this Debenture whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this Debenture, or one or more Predecessor Debentures, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

        [IF APPLICABLE, INSERT—The Debentures are subject to redemption (a)  on                                 in any year commencing with the year         and ending with the year                                 at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below and (b) at any time [on or after                    ], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the

principal amount) set forth in the table below: If redeemed during the 12-month period beginning                    of the years indicated,

Year	Redemption Price for Redemption Through Operation of the Sinking Fund	Redemption Price for Redemption Otherwise Than Through Operation of the Sinking Fund

and thereafter at a Redemption Price equal to    % of the principal amount, together, in the case of any such redemption (whether through operation of the sinking fund or otherwise), with accrued interest to the Redemption Date; provided, however, that installments of interest on this Debenture whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this Debenture, or one or more predecessor Debentures, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

[IF APPLICABLE, INSERT—Notwithstanding the foregoing, the Company may not, prior to                        redeem any Debentures as contemplated by [clause (2) of] the preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of money borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than            % per annum.]

        [IF APPLICABLE, INSERT—The sinking fund for the Debentures provides for the redemption on                        in each year, beginning with the year            and ending with the year            , of [not less than] $    ] [("mandatory sinking fund") and not more than $                        ] aggregate principal amount of the Debentures. [The Debentures acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made in the [DESCRIBE ORDER] order in which they become due.]]

        Notice of redemption will be given by mail to Holders of Debentures, not less than 30 nor more than 60 days prior to the Redemption Date, all as provided in the Indenture.

        In the event of redemption of the Debenture in part only, a new Debenture or Debentures for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

        [IF APPLICABLE, INSERT CONVERSION PROVISIONS SET FORTH IN ANY BOARD RESOLUTION OR INDENTURE SUPPLEMENTAL TO THE INDENTURE.]

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debentures under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of all Debentures issued under the Indenture at the time Outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority of the aggregate principal amount of the Outstanding Debentures, on behalf of the Holders of all such Debentures, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority of the aggregate principal amount, in certain instances, of the Outstanding Debentures of any series to waive, on behalf of all of the Holders of Debentures of such series, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and other Debentures issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

        No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Debenture at the times, places and rates, and in the coin or currency, herein prescribed.

        As provided in the Indenture and subject to certain limitations therein [and herein] set forth, the transfer of this Debenture is registrable in the Debenture Register of the Company upon surrender of this Debenture for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Debenture are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Debenture Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

        As provided in the Indenture and subject to certain limitations therein [and herein] set forth, this Debenture is exchangeable for a like aggregate principal amount of Debentures of different authorized denominations but otherwise having the same terms and conditions, as requested by the Holder hereof surrendering the same.

        The Debentures of this series are issuable only in registered form in denominations of $                        and any integral multiple thereof. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

        No recourse shall be had for the payment of the principal of or premium, if any, or the interest on this Debenture, or for any claim based thereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any past, present or future stockholder, employee, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

        The Indenture and the Debentures shall be governed by and construed in accordance with the laws of the State of                        applicable to agreements made and to be performed entirely in such State.

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

        This is one of the Debentures of the series designated therein referred to in the within-mentioned Indenture.

[NAME OF TRUSTEE], as Trustee
By:	Authorized Signatory

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SUBORDINATED INDENTURE
TABLE OF CONTENTS
ARTICLE II DEBENTURES TERMS
ARTICLE III THE DEBENTURES
ARTICLE IV SATISFACTION AND DISCHARGE
ARTICLE V REMEDIES
ARTICLE IX SUPPLEMENTAL INDENTURES
ARTICLE X COVENANTS; SUBORDINATION
ARTICLE XI REDEMPTION OF DEBENTURES
ARTICLE XII SINKING FUNDS
ARTICLE XIII REPAYMENT AT THE OPTION OF HOLDERS
ARTICLE XIV DEFEASANCE AND COVENANT DEFEASANCE
EXHIBIT A
FORM OF DEBENTURE
[FACE OF DEBENTURE]
[DESIGNATION OF SERIES]
[Reverse of Debenture]
TRUSTEE'S CERTIFICATE OF AUTHENTICATION